Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3, Nos. 333-68935, 333-79995, 333-84819, 333-86805, 333-92815,
333-106090, 333-112549, 333-113384, and 333-125814 and Form S-8, No. 333-119623)
of BNP Residential Properties, Inc. of our reports dated June 8, 2005, with respect to the statements of revenue and certain operating expenses of Marina Shores and Paces Watch Apartments included in its Current Report on Form 8-K/A dated March 31, 2005, filed with the Securities and Exchange Commission.



/s/  Reznick Fedder & Silverman

Charlotte, North Carolina
June 9, 2005


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